EXHIBIT 10.1

WAIVER AND ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This Waiver and Eleventh Amendment to Credit Agreement (this "Amendment") is dated as of July 26, 2007, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has notified Agent and Lenders that Borrower has incurred surety and performance bond reimbursement obligations in excess of $3,000,000 individually, and in excess of $10,000,000 in the aggregate, constituting breaches of Sections 6.3(a)(vi) and Section 6.7(d) of the Credit Agreement and separate Events of Default under Section 8.1(b) of the Credit Agreement (collectively, the "Existing Events of Default"); and

WHEREAS, Borrower has requested that Agent and Requisite Lenders waive the Existing Events of Default and amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Waiver.  In reliance upon the representations and warranties of Borrower set forth in Section 4 below, and subject to the conditions to effectiveness set forth in Section 3 below, Agent and Requisite Lenders hereby waive the Existing Events of Default.  This is a limited waiver and shall not be deemed to constitute a waiver of, or consent to, any other future breach of the Credit Agreement.

2.  Amendment.  In reliance upon the representations and warranties of Borrower set forth in Section 4 below, and subject to the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)  Section 6.3(a) of the Credit Agreement is hereby amended by deleting the reference therein to "$10,000,000" and inserting a reference to "$30,000,000" in lieu thereof.

(b)  Section 6.7(d) of the Credit Agreement is hereby amended by (i) deleting the reference therein to "$3,000,000" and inserting a reference to "$7,500,000" in lieu thereof and (ii) deleting the reference therein to "$10,000,000" and inserting a reference to "$30,000,000" in lieu thereof.

(c)  Section 6.14 of the Credit Agreement is hereby amended by (i) deleting the reference therein to "and" immediately prior to clause (e) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (f) therein, immediately prior to the end of such Section, which clause (f) shall read as follows:

"(f) purchases by Borrower of Borrower's outstanding common stock in an aggregate amount not to exceed $5,000,000; provided that at the time of any such purchase (i) no Event of Default has occurred and is then continuing and (ii) Borrowing Availability immediately after giving effect to any such purchase is not less than $15,000,000; provided, further, that Borrower's right to make purchases pursuant to this clause (f) shall be suspended over any period commencing on the date that Borrowing Availability is less than $15,000,000 through and including the date that Borrowing Availability shall have exceeded $15,000,000 for ninety (90) consecutive days."

(d)  Clause (a) of Annex E to the Credit Agreement is hereby amended by (i) deleting the reference therein to "and" immediately prior to clause (iii) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iv) therein, immediately following clause (iii) thereof, which clause (iv) shall read as follows:

"(iv) a listing of all surety and/or performance bonds outstanding for the account of Borrower or any of its Subsidiaries, setting forth with respect to each such bond the original face amount thereof and the aggregate amount of Accounts collected by Borrower or any of its Subsidiaries with respect to any contractual undertakings supported by such bond, together with a listing of all related reimbursement agreements or other obligations entered into by Borrower or any of its Subsidiaries in connection therewith."

(e)  Annex G to the Credit Agreement is hereby amended by amending and restating clause (c) thereof as follows:

"(c)    Minimum Fixed Charge Coverage Ratio.  In the event that average daily Borrowing Availability for any Fiscal Month (the "Trigger Month") is less than $7,000,000, then Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month, commencing with the Trigger Month, a Fixed Charge Coverage Ratio for the twelve (12) Fiscal Month period then ended of not less than 1.0 to 1.0."

3.  Conditions Precedent.  The effectiveness of the waivers and amendments contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)  Agent shall have received a fully executed copy of this Amendment;

(b)  No Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing; and

(c)  All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

4.  Representations and Warranties.  To induce Agent to enter into this Amendment, the Borrower hereby represents and warrants to Agent that:

(a)  The execution, delivery and performance by each Credit Party of this Amendment and each other agreement and document contemplated hereby are within their corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the articles of incorporation, articles of organization, by-laws or operating agreement of any Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Credit Party or any of their respective properties;

(b)  Each of the Credit Agreement, the other Loan Documents, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c)  All of the statements contained in Section 3 of the Credit Agreement and in Section 4 of the Security Agreement are true and correct on the date hereof;

(d)  Each Credit Party has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, each Credit Party is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred; and

(e)  Set forth as Schedule 1 hereto is a listing of all surety and/or performance bonds outstanding as of the date hereof for the account of Borrower or any of its Subsidiaries, setting forth with respect to each such bond the original face amount thereof and the aggregate amount of Accounts collected by Borrower or any of its Subsidiaries with respect to any contractual undertakings supported by such bond, together with a listing of all related reimbursement agreements or other obligations entered into by Borrower or any of its Subsidiaries in connection therewith.

5.  Collection Reserve.  Pursuant to the Loan Documents, Agent established, prior to the date hereof, a Collection Reserve in the amount of $3,200,000.  The Collection Reserve shall remain in effect until such time, if any, that Agent shall have determined, in its reasonable credit judgment, to terminate, reduce or otherwise modify such Reserve (without limitation of Agent's rights generally to establish and adjust Reserves).

6.  Reaffirmation.  Each of Medical Concepts Staffing, Inc., a Minnesota corporation ("Medical Staffing"), Analysts International Management Services, LLC, a Minnesota limited liability company ("AIMS"), Analysts International Business Solution Services, LLC, a Minnesota limited liability company ("AIBSS"), Analysts International Business Resource Services, LLC, a Minnesota limited liability company ("AIBRS") and Analysts International Strategic Sourcing Services, LLC, a Minnesota limited liability company ("AISSS"; AIMS, AIBSS, AIBRS and AISSS are collectively the "Staffing Subsidiaries" and each a "Staffing Subsidiary") hereby consents to Borrower's execution and delivery of this Amendment and agrees to be bound hereby.  Medical Staffing hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the terms of that certain Guaranty, dated as of April 7, 2003 (the "MCS Guaranty"), executed by Medical Staffing in favor of Agent and Lenders and reaffirms that the MCS Guaranty is and shall continue to remain in full force and effect.  Each Staffing Subsidiary hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations under the Loan Documents, including, without limitation, its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the Guaranty, dated December 31, 2003, executed by such Staffing Subsidiary in favor of Agent and Lenders and reaffirms that such Guaranty is and shall continue to remain in full force and effect.  Although Medical Staffing and each Staffing Subsidiary has been informed of the matters set forth herein and has acknowledged and agreed to same, such Person understands that Agent and Lenders have no obligation to inform any such Person of such matters in the future or to seek any such Person's acknowledgment or agreement to future consents or waivers, and nothing herein shall create such a duty.

7.  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Any such counterpart which may be delivered by facsimile transmission or electronic portable format (i.e., "pdf") shall be deemed the equivalent of an originally signed counterpart and shall be fully advisable in any enforcement proceeding regarding this Amendment.

8.  Continued Effectiveness.  Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

9.  Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

10.  Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By___________________________________
Its ___________________________________

MEDICAL CONCEPTS STAFFING, INC.

By ___________________________________
Its ___________________________________

ANALYSTS INTERNATIONAL MANAGEMENT
SERVICES, LLC

By ___________________________________
Its ___________________________________

ANALYSTS INTERNATIONAL BUSINESS
SOLUTION SERVICES, LLC

By ___________________________________
Its ___________________________________

ANALYSTS INTERNATIONAL BUSINESS
RESOURCE SERVICES, LLC

By ____________________________________
Its ____________________________________

ANALYSTS INTERNATIONAL STRATEGIC
SOURCING SERVICES, LLC

By ____________________________________
Its ____________________________________

GENERAL ELECTRIC CAPITAL CORPORATION,
As Agent, Security Trustee and Lender

By _____________________________________
An Authorized Signatory